                                                                       EXHIBIT 3


                            ASSET PURCHASE AGREEMENT


                                  by and among


                       PEGASUS COMMUNICATIONS CORPORATION


                                       and


                                CLEARVISION, INC.

                    and its Shareholders listed on Exhibit 1








                        --------------------------------

                          Dated as of January 25, 1997

                        --------------------------------

                                                  Table of Contents

ARTICLE I             DEFINITIONS.................................................................................1
                      1.1     Certain Definitions.................................................................1
                      1.2     Other Definitions...................................................................7

ARTICLE II            BASIC TRANSACTION...........................................................................9
                      2.1     Sale of Assets.  ...................................................................9
                      2.2     Purchase Price......................................................................9
                      2.3     Escrow Arrangements.................................................................9
                      2.4     Current Liabilities Adjustment......................................................9
                      2.5     Operating Adjustment...............................................................10
                      2.6     Liabilities........................................................................12
                      2.7     Closing............................................................................12
                      2.8     Transactions at Closing............................................................12

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLER AND
                      SHAREHOLDERS...............................................................................12
                      3.1     Organization and Qualification.....................................................12
                      3.2     Authority and Validity.............................................................13
                      3.3     No Breach or Violation.............................................................13
                      3.4     Consents and Approvals.............................................................13
                      3.5     Title to Assets....................................................................14
                      3.6     Intellectual Property..............................................................14
                      3.7     Compliance with Legal Requirements.................................................14
                      3.8     Financial Information..............................................................14
                      3.9     Subsequent Events..................................................................15
                      3.10    Undisclosed Liabilities............................................................15
                      3.11    Legal Proceedings..................................................................15
                      3.12    Taxes Relating to the Business.....................................................15
                      3.13    Employee Benefits; Employees.......................................................16
                      3.14    Contracts..........................................................................17
                      3.15    Books and Records; Accounts Receivable.............................................18
                      3.16    Business Information...............................................................18
                      3.17    Insurance..........................................................................18
                      3.18    Disclosure.........................................................................19
                      3.19    Brokers or Finders.................................................................19
                      3.20    Certain Payments...................................................................20
                      3.21    Subscribers........................................................................20
                      3.22    Favorable Business Relationships...................................................20




ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................20
                      4.1     Organization and Qualification.....................................................20
                      4.2     Authority and Validity.............................................................20
                      4.3     No Breach or Violation.............................................................21
                      4.4     Consents and Approvals.............................................................21
                      4.5     Legal Proceedings..................................................................21
                      4.6     Disclosure.........................................................................21
                      4.7     Brokers or Finders.................................................................22

ARTICLE V             PRE-CLOSING COVENANTS OF SELLER AND SHAREHOLDERS...........................................22
                      5.1     Additional Information.............................................................22
                      5.2     Exclusivity........................................................................22
                      5.3     Continuity and Maintenance of Operations...........................................22
                      5.4     Consents and Approvals.............................................................23
                      5.5     Securities Filings.................................................................24
                      5.6     Notification of Certain Matters....................................................24
                      5.7     Employee Matters.  ................................................................24
                      5.8     Supplements to Schedules...........................................................24
                      5.9     Satisfaction of Liabilities and Obligations........................................25
                      5.10    Duty of Good Faith and Fair Dealing................................................25

ARTICLE VI            PRE-CLOSING COVENANTS OF PURCHASER.........................................................25
                      6.1     Consents and Approval..............................................................25
                      6.2     Notification of Certain Matters....................................................26
                      6.3     Duty of Good Faith and Fair Dealing................................................26

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER...........................................26
                      7.1     Accuracy of Representations........................................................26
                      7.2     Covenants..........................................................................27
                      7.3     Consents...........................................................................27
                      7.4     Delivery of Documents..............................................................27
                      7.5     No Material Adverse Change.........................................................28
                      7.6     No Litigation......................................................................28
                      7.7     Minimum Subscribers................................................................28
                      7.8     Transition Arrangements............................................................28
                      7.9     NRTC Compliance Certificate........................................................29
                      7.10    Dealer Arrangements................................................................29

ARTICLE VIII          CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND
                      SHAREHOLDERS...............................................................................29
                      8.1     Accuracy of Representations........................................................29
                      8.2     Covenants..........................................................................29
                      8.3     Consents...........................................................................29
                      8.4     Delivery of Documents..............................................................30
                      8.5     Litigation.........................................................................30



ARTICLE IX            POST-CLOSING COVENANTS.....................................................................30
                      9.1     Transition.........................................................................30
                      9.2     Transfer Taxes and Fees............................................................30
                      9.3     NRTC Patronage.....................................................................31
                      9.4     Subscriber Acquisition Commissions.................................................31
                      9.5     NRTC Invoices......................................................................31
                      9.6     Financial Statements...............................................................31
                      9.7     Liability Insurance................................................................31
                      9.8     Books and Records..................................................................31
                      9.9     United States Satellite Broadcasting; Home Shopping Network........................31
                      9.10    Equipment Receivables..............................................................32

ARTICLE X             TERMINATION................................................................................32
                      10.1    Events of Termination..............................................................32
                      10.2    Liabilities in Event of Termination................................................33
                      10.3    Procedure Upon Termination.........................................................33

ARTICLE XI            REMEDIES FOR BREACH OF THIS AGREEMENT......................................................33
                      11.1    Survival of Representations and Warranties.........................................33
                      11.2    Indemnification Provisions for Benefit of Purchaser................................33
                      11.3    Indemnification Provisions for Benefit of Seller...................................34
                      11.4    Matters Involving Third Parties....................................................35
                      11.5    Determination of Adverse Consequences..............................................36

ARTICLE XII           MISCELLANEOUS..............................................................................37
                      12.1    Parties Obligated and Benefited....................................................37
                      12.2    Notices............................................................................38
                      12.3    Attorneys' Fees....................................................................38
                      12.4    Waiver.............................................................................38
                      12.5    Headings...........................................................................39
                      12.6    Choice of Law......................................................................39
                      12.7    Rights Cumulative..................................................................39
                      12.8    Further Actions....................................................................39
                      12.9    Time of the Essence................................................................39
                      12.10   Late Payments......................................................................39
                      12.11   Counterparts.......................................................................39
                      12.12   Entire Agreement...................................................................39
                      12.13   Amendments and Waivers.............................................................39
                      12.14   Construction.......................................................................40
                      12.15   Expenses...........................................................................40
                      12.16   Bulk Sales.........................................................................40



                                    Exhibits


Exhibit 1                     ClearVision Shareholders

Exhibit 2                     Service Areas

Exhibit 3                     Escrow Agreement

Exhibit 4                     Consultancy Agreement

Exhibit 5                     Noncompetition Agreement

Exhibit 6                     Hart-Scott-Rodino Certificate

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 25th day of January, 1997, by and among PEGASUS COMMUNICATIONS CORPORATION ("Purchaser"), a Delaware corporation, CLEARVISION, INC. ("Seller"), a Mississippi corporation, and all of the shareholders of Seller, who are listed on Exhibit 1 ("Shareholders"). Purchaser, Seller and Shareholders are collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, Seller is a party to that certain NRTC Distribution Agreement (as defined below) with the National Rural Telecommunications Cooperative ("NRTC"), pursuant to which NRTC has granted to Seller the right to distribute DIRECTV(R) ("DIRECTV") programming offered by DirecTV, Inc. in the counties and zipcode areas of Mississippi identified in Exhibit 2 ("Service Areas"); and

         WHEREAS, Purchaser desires to purchase the Assets (as hereinafter defined), including the NRTC Distribution Agreement from Seller, and Seller desires to sell the Assets to Purchaser, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

                  "Accountant" means Coopers & Lybrand L.L.P.

                  "Accounts Receivable" mean the accounts receivable identified in the Books and Records, except for accounts receivable relating to the Equipment Receivables.

                  "Adverse Consequences" mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, legal, accounting, experts' and other fees, costs and expenses).

                  "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Applicable Rate" means the prime rate reported in The Wall Street Journal, plus 3%.

                  "Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased or held by, and used or useful in the Business and in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the Books and Records of Seller, including Accounts Receivable and Equipment Receivables, Books and Records, Contracts, Intangibles, Intellectual Property, Inventory (to the extent Purchaser elects at Closing to purchase Inventory as provided in this Agreement, for which there will be a corresponding credit in the Operating Adjustments), NRTC Patronage Capital, Personal Property and Subscribers, but excluding cash and cash equivalents, the 1997 GMC Suburban owned by Seller and Seller's lease for the real property located at 1036 Highway 51, Madison, Mississippi.

                  "Assumed Liabilities" mean:

                  (a) Seller's obligations to Subscribers for: (i) Subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Purchaser receives credit under Section 2.5; (ii) Subscriber deferred or prepaid income held by Seller as of the Closing Date for services to be rendered by the Business after the Closing Date, in the amount for which Purchaser receives credit under Section 2.5, except as relates to the $200 Rebate Program of DirecTV, Inc., (for which Purchaser will receive no credit);
(iii) the delivery of DIRECTV services to subscribers of the Business after the Closing Date;

                  (b) obligations accruing and relating to periods after the Closing Date under the NRTC Distribution Agreement;

                  (c) the Closing Current Liabilities, including items identified on Schedule 1.1(a); and

                  (d) obligations under those certain contracts with South Central Bell relating to yellow page advertising.

         Notwithstanding anything in this Agreement to the contrary, the Assumed Liabilities shall not include: (i) any Liability of Seller and Shareholders or their Affiliates for income, transfer, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated hereby; (ii) any other Liability of Seller and Shareholders or their Affiliates for Taxes;
(iii) any Liability of Seller and Shareholders for costs and expenses incurred in connection with this Agreement, the Collateral Documents or the transactions contemplated hereby or thereby; (iv) any obligation of Seller and Shareholders under this Agreement or the Collateral Documents; (v) any Liability of Seller and Shareholders for current or long-term obligations and

Liabilities except as otherwise specifically provided in this Agreement; (vi) any Liability of Seller to employees or independent contractors of Seller whether under any contract, Employee Benefit Plan or otherwise; (vii) any Liability of Seller and Shareholders relating to civil, criminal and/or administrative cases, proceedings, hearings or investigations, or awards of arbitration tribunals; or (viii) any other Liability of Seller and Shareholders not specifically included in Assumed Liabilities pursuant to (a), (b) and (c) above.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

                  "Books and Records" mean all books and records relating to the Business, including purchase and sale order files, invoices, sales materials and records, customer lists, mailing lists, personnel records and files, technical data and records, all correspondence with and documents pertaining to NRTC, DIRECTV, DSS Systems, Subscribers, suppliers, Governmental Authorities and other third parties, all records evidencing the accounts receivable and a schedule of accounts receivable aging and all other financial records; provided that the Books and Records shall not include organizational, minute and stock record books.

                  "Business" means the DIRECTV distribution business conducted by Seller on the date of this Agreement and through the Closing Date pursuant to rights granted under the NRTC Distribution Agreement.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  "Closing Current Liabilities" mean (i) amounts payable by the Business in the future to, but not yet invoiced by, the NRTC on account of the period prior to Closing; and (ii) other current liabilities of the Business which the Parties agree in writing are to be assumed by Purchaser hereunder (other than the Equipment Financing Facility, which shall not be assumed by Purchaser).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral Documents" mean the Noncompetition Agreement, Escrow Agreement and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

                  "Committed Member Residence" has the meaning assigned to it in the NRTC Distribution Agreement.

                  "Consultancy Agreement" means the form of consultancy and noncompetition agreement attached hereto as Exhibit 4.

                  "DSS System" means the satellite receiving system for DIRECTV consisting of an eighteen inch satellite antenna dish, an integrated receiver decoder and a remote control.

                  "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

                  "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including restrictive covenants, leases and licenses).

                  "Equipment Financing Facility" means those Promissory Notes dated September 1, 1995 of Seller in favor of Deposit Guaranty National Bank in the principal amounts of $1 million and $600,000, and the Security Agreement dated December 7, 1994 between Seller and Deposit Guaranty National Bank.

                  "Equipment Receivables" mean the Retail Installment Contracts and Security Agreements between Seller and certain customers of Seller whose DSS Systems have been financed by means of the Equipment Financing Facility, which are identified on the Equipment Receivables Closing Schedule.

                  "Equipment Receivables Closing Schedule" means the schedule identifying Equipment Receivables by customer name, account balance and account status (current, 60-90 days and 90-120 days), which schedule shall be prepared by Seller and delivered to Purchaser three Business Days prior to Closing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" means IBJ Schroder Bank & Trust Company.

                  "Escrow Agreement" means the form of escrow agreement attached hereto as Exhibit 3.

                  "Estimated Current Liabilities" mean Liabilities from the operations of the Business incurred in the Ordinary Course which (i) are estimated to be payable by the Business in the future to, but not yet invoiced by, the NRTC on account of the period prior to Closing; and (ii) the Parties agree are to be assumed by Purchaser hereunder (other than the Equipment Financing Facility which shall not be assumed by Purchaser) and are estimated as of the Closing Date and set forth on the Estimated Current Liabilities Schedule (which include items identified on Schedule

1.1(a), and exclude any Liabilities on account of Subscriber deposits and deferred or prepaid income and any Liabilities on account of the $200 Rebate Program of DirecTV, Inc.).

                  "Estimated Current Liabilities Schedule" means the schedule of Estimated Current Liabilities to be delivered by Seller and agreed upon by the Parties on the earliest to occur of three Business Days prior to Closing or February 15, 1997, with such supporting documentation as may be reasonably required by Purchaser.

                  "Estimated Operating Adjustments" means the Operating Adjustments estimated as of the Closing Date and set forth on the Estimated Operating Adjustments Schedule.

                  "Estimated Operating Adjustments Schedule" means the schedule of the Estimated Operating Adjustments to be delivered by Seller and agreed upon by the Parties on the earliest to occur of three Business Days prior to Closing or February 15, 1997, with such supporting documentation as may be reasonably required by Purchaser.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  "Hart-Scott-Rodino Certificate" means the form of certificate of Hughes attached hereto as Exhibit 6.

                  "Hughes" means Glenn Hughes, a Shareholder and President of Seller.

                  "Intangibles" mean all accounts, notes and other receivables, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, rights of recoupment and other intangible assets owned, used or held for use in the Business.

                  "Intellectual Property" means all of the following that are owned, used or held solely for use in the Business: (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and all applications, registrations and renewals in connection therewith; (ii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iii) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (iv) all computer software (including data and related documentation); (v) all other proprietary rights; and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Inventory" means the DSS Systems and other equipment held and owned by Seller for sale, lease or rent to or use by Subscribers.

                  "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "Letter of Intent" means that certain Letter of Intent dated November 21, 1996 between Purchaser and Seller.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Noncompetition Agreement" means the form of noncompetition agreement attached hereto as Exhibit 5.

                  "NRTC Distribution Agreement" means any contract, commitment, agreement, instrument or other document pursuant to which NRTC and/or DirecTV, Inc. and/or any of their Affiliates has granted Seller rights relating to the marketing and distribution of DIRECTV, including that certain NRTC/Member Agreement for Marketing and Distribution of DBS Services between NRTC and Seller, as amended and supplemented (Contract Number 1061).

                  "NRTC Patronage Capital" means any equity interest in NRTC allocated to Seller or if such equity interest is not transferrable to Purchaser at Closing, the right to receive any distributions on account of such equity interest.

                  "Ordinary Course" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Governmental Authority.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Personal Property" means the personal property of Seller identified on Schedule 1.1(d).

                  "Representative" means any director, officer, employee, agent, consultant, adviser or other representative of a Person, including legal counsel, accountants and financial advisors.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Seller's Accountant" means Poole Cunningham & Reitano, P.A.

                  "Subscriber" means any active DIRECTV subscriber account of the Business, excluding the account of any subscriber who (i) resides outside the Service Areas or is not otherwise a Committed Member Residence ("Extraterritorial Subscriber"), other than a subscriber who became an Extraterritorial Subscriber in the Ordinary Course without a breach of Section 3.21; (ii) is disconnected or pending disconnection for any reason; (iii) has not paid at least $199.95 for a DSS System or installation of a DSS System (or financed at least such amount); or (iv) receives any free service (excluding service under the $200 Rebate Program of DirecTV, Inc.).

                  "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Termination Date" means March 15, 1997.

         1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

Term                                                                                                         Section
----                                                                                                         -------

"Accountant's Current Liabilities Report"........................................................................2.4
"Accountant's Operating Adjustments Report"...................................................................2.5(b)
"Adjusted Accountant's Current Liabilities Report................................................................2.4
"Adjusted Accountant's Operating Adjustments Report"..........................................................2.5(b)
"Agreement".................................................................................................Preamble
"Audited Financial Statements"...................................................................................3.8
"Closing"........................................................................................................2.7
"Closing Accounts Receivable"....................................................................................2.2
"Closing Date"...................................................................................................2.3
"Contracts".....................................................................................................3.14



"Current Liabilities Objection Period"...........................................................................2.4
"Current Liabilities Report".....................................................................................2.4
"DIRECTV"...................................................................................................Recitals
"Equipment Receivables Price"....................................................................................2.2
"Equipment Receivables Margin"..................................................................................9.10
"Equipment Receivables Write-Offs"..............................................................................9.10
"Escrow Deposit".................................................................................................2.3
"Expiration Date"............................................................................................11.6(b)
"Financial Statements"...........................................................................................3.8
"Financial Statement Procedures".................................................................................3.8
"Indemnification Notice".....................................................................................11.6(b)
"Look-Back Period"...............................................................................................9.7
"1996 Period"....................................................................................................3.8
"NRTC"......................................................................................................Recitals
"Operating Adjustment"........................................................................................2.5(b)
"Operating Adjustment Objection Period".......................................................................2.5(b)
"Operating Adjustments Report"................................................................................2.5(b)
"Parties"...................................................................................................Preamble
"Permanent Subscribers"..........................................................................................9.7
"Purchase Price"..............................................................................................2.2(a)
"Purchaser".................................................................................................Preamble
"Recent Subscriber Adjustment"...................................................................................9.7
"Recent Subscriber Deposit....................................................................................2.3(b)
"Second Current Liabilities Objection Period"....................................................................2.4
"Second Operating Adjustments Objection Period"...............................................................2.5(b)
"Service Areas".............................................................................................Recitals
"Survival Period"...............................................................................................11.1
"Transfer".......................................................................................................5.2


                                   ARTICLE II
                                BASIC TRANSACTION

         2.1 Sale of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer, assign, convey and deliver to Purchaser at Closing, all of Seller's right, title and interest in, to and under the Assets, free and clear of all Encumbrances, for the consideration set forth in Section 2.2 below.

         2.2 Purchase Price. In consideration for Seller's sale of the Assets to Purchaser, Purchaser shall pay to Seller at Closing cash in an amount equal to ("Purchase Price"): (w) $14 million; plus (x) the face amount of Accounts
Receivable as of the Closing Date that are not more than 60 days past due ("Closing Accounts Receivable"); plus (y) an amount equal to the outstanding balance on the Equipment Financing Facility ("Equipment Receivables Price") up to $1,042,000; minus (z) the amount of the Estimated Current Liabilities; plus or minus, as applicable (zz) the Estimated Operating Adjustments.

                  The Purchase Price shall be subject to the escrow arrangements set forth in Section 2.3 and the Purchase Price adjustments set forth in Sections 2.4 and 2.5.

         2.3 Escrow Arrangements. Within three Business Days of execution of this Agreement by the parties, Purchaser shall pay to the Escrow Agent a portion of the Purchase Price equal to $280,000 ("Escrow Deposit"), which Escrow Deposit shall be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and applied in accordance with Section 11.6.

         2.4 Current Liabilities Adjustment. Within 45 days after Closing, Purchaser shall deliver to Seller a report (the "Current Liabilities Report"), showing in detail its final determination of Closing Current Liabilities, together with any documents substantiating the Current Liabilities Report. Seller shall provide Purchaser with reasonable access to all records that Seller has in its possession and that are necessary or appropriate for Purchaser to prepare the Current Liabilities Report, and Purchaser shall provide Seller with reasonable access to all records that Purchaser has in its possession and that are necessary or appropriate for Seller to evaluate the Current Liabilities Report. Within 20 days after receipt of the Current Liabilities Report ("Current Liabilities Objection Period"), Seller shall give Purchaser written notice of its objections, if any, to the Current Liabilities Report. In the event that Seller notifies Purchaser of objections to the Current Liabilities Report within the Current Liabilities Objection Period, Purchaser and Seller shall either agree upon Closing Current Liabilities or instruct the Accountant to make a determination ("Accountant's Current Liabilities Report") of the Closing Current Liabilities within 20 days after delivery of such instructions, whereupon the Accountant shall deliver the Accountant's Current Liabilities Report to Purchaser and Seller. Within 20 days after receipt of the Accountant's Current Liabilities Report ("Second Current Liabilities Objection Period"), Seller shall give Purchaser written notice of Seller's objections, if any, to the Accountant's Current Liabilities Report. In the event that Seller notifies Purchaser of objections to the Accountant's Current Liabilities Report, Purchaser and Seller shall instruct the Accountant to deliberate with Seller's Accountant and make a final and binding determination of the Closing Current Liabilities acceptable to Seller's Accountant ("Adjusted Accountant's Current Liabilities Report"). Within 20 days after (x) the Accountant delivers the Adjusted Accountant's Current Liabilities Report to Purchaser and Seller, (y) expiration of the Second Current Liabilities Objection Period without notice of objections from Seller or (z) agreement by Purchaser and Seller upon Closing Current Liabilities or expiration of the Current Liabilities Objection Period without notice of objections from Seller, as applicable, Purchaser shall pay to Seller cash in an amount equal to the excess of the Estimated Current Liabilities over the Closing Current Liabilities, or Seller shall pay to Purchaser cash in an amount equal to the excess of the Closing Current Liabilities over the Estimated Current Liabilities. The Parties shall provide to the Accountant such information and assistance as the Accountant may reasonably request for purposes of preparing the Accountant's Current Liabilities Report. Each of Seller and Purchaser shall pay one-half of the professional fees charged by the Accountant and Seller's Accountant for the engagements required hereunder.

         2.5      Operating Adjustment.

                  (a) The Purchase Price shall be adjusted as follows ("Operating Adjustments") in accordance with the procedures set forth in Section 2.5(b):

                           i.       Adjustments on a pro rata basis as of the
Closing Date shall be made for all expenses prepaid and deposits made by Seller, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all such expenses and deposits attributable to the Business for the period prior to the Closing Date are for the account of Seller, and all such expenses and deposits attributable to the Business for the period on and after the Closing Date are for the account of Purchaser.

                           ii.      All Subscriber deposits which have not been
applied or refunded as of the Closing Date shall be retained by Seller and shall constitute a corresponding decrease in the Purchase Price credited to the account of Purchaser.

                           iii.     All deferred or prepaid income as of the
Closing Date shall be retained by Seller and shall constitute a corresponding decrease in the Purchase Price credited to the account of Purchaser (excluding any adjustment on account of the $200 Rebate Program of DirecTV, Inc.).

                           iv.      All DSS System access card changeover costs
for Subscribers that have been or will be billed by NRTC pursuant to NRTC's memorandum of August 7, 1996, as updated, shall be paid by Purchaser and shall constitute a decrease in the Purchase Price credited to the account of Purchaser, except for those costs previously paid by Seller.

                           v.       To the extent that Purchaser elects at
Closing to purchase Inventory, Seller shall receive credit therefor in an amount equal to (x) the number of units transferred to Purchaser multiplied by (y) the book value of such units; provided, however, that Purchaser shall purchase all new DSS Systems held in Inventory at Closing with a book value of $240 per DSS System, and at least 125 new DSS Systems held in Inventory at Closing which have a book value of greater than $240 but less than $300 per single access DSS System and a book value of not greater than $325 per dual access DSS System, and Seller shall receive credit therefor.

                           vi.      All Closing Accounts Receivable that become
90 days or more past due within 60 days after Closing shall constitute a decrease in the Purchase Price credited to the account of Purchaser.

                           vii.     All Accounts Receivable that are more than
60 days past due as of the Closing Date and are collected within 60 days after Closing shall constitute an increase in the Purchase Price credited to the Account of Seller.

                  (b) Within 60 days after Closing, Purchaser shall deliver to Seller a report (the "Operating Adjustments Report"), showing in detail its final determination of any Operating Adjustment owed to Seller or Purchaser, together with any documents substantiating the adjustment set forth in the Operating Adjustments Report. Seller shall provide Purchaser with reasonable access to all records that Seller has in its possession and that are necessary or appropriate for Purchaser to prepare the Operating Adjustments Report, and Purchaser shall provide Seller with reasonable access to all records that Purchaser has in its possession and that are necessary or appropriate for Seller to evaluate the Operating Adjustments Report. Within 20 days after receipt of the Operating Adjustments Report ("Operating Adjustments Objection Period"), Seller shall give Purchaser written notice of its objections, if any, to the Operating

Adjustments Report. In the event that Seller notifies Purchaser of objections to the Operating Adjustments Report within the Operating Adjustments Objection Period, Purchaser and Seller shall either agree upon the Operating Adjustment or instruct the Accountant to make a determination ("Accountant's Operating Adjustments Report") of the Operating Adjustment within 20 days after delivery of such instructions, whereupon the Accountant shall deliver the Accountant's Operating Adjustments Report to Purchaser and Seller. Within 20 days after receipt of the Accountant's Operating Adjustments Report ("Second Operating Adjustments Objection Period"), Seller shall give Purchaser written notice of Seller's objections, if any, to the Accountant's Operating Adjustments Report. In the event that Seller notifies Purchaser of objections to the Accountant's Operating Adjustments Report, Purchaser and Seller shall instruct the Accountant to deliberate with Seller's Accountant and make a final and binding determination of the Operating Adjustment acceptable to Seller's Accountant ("Adjusted Accountant's Operating Adjustments Report"). Within 20 days after (x) the Accountant delivers the Adjusted Accountant's Operating Adjustments Report to Purchaser and Seller, (y) expiration of the Second Operating Adjustments Objection Period without notice of objections from Seller or (z) agreement by Purchaser and Seller upon the Operating Adjustments or expiration of the Operating Adjustments Objection Period without notice of objections from Seller, as applicable, Purchaser shall pay to Seller cash in an amount equal to any Operating Adjustments owed to Seller (adjusted for any Estimated Operating Adjustments paid by Purchaser to Seller at Closing), or Seller shall pay to Purchaser cash in an amount equal to any Operating Adjustments owed to Purchaser (adjusted for any reduction in Purchase Price at Closing on account of any Estimated Operating Adjustments). Purchaser and Seller shall provide to the Accountant such information and assistance as the Accountant may reasonably request for purposes of preparing the Accountant's Operating Adjustments Report. Each of Seller and Purchaser shall pay one-half of the professional fees charged by the Accountant and Seller's Accountant for the engagements required hereunder.

         2.6 Liabilities. Subject to the terms and conditions of this Agreement, Purchaser shall assume and become responsible for all of the Assumed Liabilities at Closing. The Parties agree that neither Purchaser nor any of its Affiliates shall assume, nor shall it be deemed to have assumed, nor shall it pay, perform, discharge or be liable in any manner whatsoever for, nor shall it have any responsibility with respect to any obligation or Liability of the Business or Seller or Shareholders or any of Seller's and/or Shareholders' Affiliates not included within the definition of Assumed Liabilities.

         2.7 Closing. The Closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of Purchaser, or at such other location as the parties may agree on the next billing cycle cut-off date after satisfaction of all conditions precedent to Closing set forth in Articles VII and VIII, but not later than March 15, 1997 ("Closing Date").

         2.8      Transactions at Closing.  At the Closing:

                  (a)      Seller shall:

                           i.       sell, transfer, convey, assign and deliver
the Assets to Purchaser, free and clear of any Encumbrances other than the Assumed Liabilities;

                           ii.      deliver to Purchaser such documents,
instruments and certificates as are required by this Agreement to be delivered by Seller.

                  (b)      Purchaser shall deliver to Seller:

                           i.       the Purchase Price (subject to the escrow
arrangements and adjustments set forth in Sections 2.3, 2.4 and 2.5) by wire transfer of immediately available funds to such account or accounts as Seller shall designate to Purchaser prior to the Closing; and

                           ii.      such documents, instruments and certificates
as are required by this Agreement to be delivered by Purchaser.


                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

         Seller and Shareholders, jointly and severally, represent and warrant to Purchaser that the statements contained in Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article III).

         3.1 Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi, with all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a material adverse effect on the Assets or the Business or on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

         3.2 Authority and Validity. Each of Seller and Shareholders has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents to which it is a party. The execution and delivery by Seller of, the performance by Seller of its obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement and the Collateral Documents to which it is a party have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly executed and delivered by each of Seller and Shareholders and is the legal, valid, and binding obligation of each of Seller and Shareholders, enforceable against each in accordance with its terms. Upon the execution and delivery of the Collateral Documents to which it is a party by Seller and Shareholders, the Collateral Documents will be the legal, valid and binding obligations of each of Seller and Shareholders, enforceable against each in accordance with their respective terms.

         3.3 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 3.4, the execution, delivery and performance by each of Seller and Shareholders of this Agreement and the Collateral

Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Seller or Shareholders under, or result in the creation or imposition of any Encumbrance upon Seller, the Assets or the Business by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of Seller, (ii) any material contract, agreement, lease, indenture or other instrument to which Seller or any of the Shareholders is a party or by or to which Seller or any of the Shareholders or the Assets may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to Seller or any of the Shareholders or (iv) any Permit of Seller, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on the Assets or the Business or the ability of Seller or any of the Shareholders to perform its obligations under this Agreement or any Collateral Document.

         3.4 Consents and Approvals. Except (i) as required under the NRTC Distribution Agreement, and (ii) as set forth in Schedule 3.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Seller and Shareholders in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby.

         3.5 Title to Assets. Seller has exclusive, good and marketable title to the Assets, free and clear of any and all Encumbrances of any kind and nature. Except as provided by this Agreement and except for that certain shareholders' agreement among the Shareholders and Seller, no Person has any right to acquire, directly or indirectly, any interest in Seller or the Assets, and there is no agreement to which Seller or any Shareholder is a party or is otherwise bound relating to the direct or indirect sale of the capital stock or assets of Seller.

         3.6      Intellectual Property.

                  (a) Seller neither uses nor holds any copyrights, tradenames, servicemarks, service names, logos, licenses, permits or other similar intellectual property rights and interests in the operations of the Business that do not incorporate the name "ClearVision" or variations thereof.

                  (b) To the best knowledge of Seller and Shareholders, Seller has not in its operation of the Business interfered with, infringed upon, misappropriated or otherwise come into conflict with, and the operation of the Business as currently conducted does not violate or infringe upon, any Intellectual Property rights of third parties, and Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller or its predecessor in interest must license or refrain from using any Intellectual Property rights of any third party). To the best knowledge of Seller, no third party has interfered with, infringed upon, appropriated or otherwise come into conflict with any Intellectual Property rights of Seller.

         3.7      Compliance with Legal Requirements. Except as set forth on
Schedule 3.7, Seller has operated the Business in compliance in all material respects with all Legal Requirements and requirements of the NRTC (including NRTC's by-laws, policies and procedures) applicable to Seller. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the best of Seller's and Shareholders' knowledge, threatened against Seller or Shareholders alleging any failure to so comply and there is no Basis for any claim that such a failure to comply exists.

         3.8 Financial Information. Seller has delivered, or will deliver not later than the Closing Date to Purchaser the following financial statements ("Financial Statements"): (i) Seller's audited balance sheet and statements of operations, changes in stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1994 ("Audited Financial Statements"); and (ii) Seller's unaudited balance sheets and statements of operations, changes in stockholders' equity and cash flows as of and for the year ended January 15, 1996 and for the nine month period ended October 19, 1996 with auditors' compilation reports ("Compiled Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly reflect the Books and Records, are complete in all material respects, and present fairly the financial condition of Seller and results of operations as of the dates and for the periods indicated ("Financial Statement Procedures"), except Equipment Receivables are not accurately presented in the Compiled Financial Statements for the nine month period ended October 19, 1996.

         3.9 Subsequent Events. Except as set forth on Schedule 3.9, since year ended January 15, 1996: (i) Seller has not sold, leased, transferred or assigned any assets of the Business, tangible or intangible, except in the Ordinary Course; (ii) Seller has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $2,500 or outside the Ordinary Course; (iii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to Seller or the Business; (iv) Seller has not imposed or permitted the imposition of any Encumbrance upon any assets of the Business, tangible or intangible; (v) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions); (vi) Seller has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations; (vii) Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course; (viii) Seller has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $1,000 or outside the Ordinary Course; (ix) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property used or useful in the Business; (x) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving Seller except that is generally known by other NRTC members and affiliates; and
(xi) Seller has not committed to any of the foregoing. Since the year ended January 15, 1996, there has been no material adverse change in, and to the best knowledge of Seller and Shareholders, no event has occurred which is likely, individually or in the aggregate, to result in any material adverse change in, the operations, assets, prospects or condition (financial or otherwise) of Seller.

         3.10 Undisclosed Liabilities. To the best of Seller's and Shareholders' knowledge, Seller has no Liability and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any Liability, except for Liabilities set forth in Schedule 3.10 (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of any Legal Requirement) or requirement of the NRTC.

         3.11 Legal Proceedings. Except as set forth on Schedule 3.11, there are no outstanding judgments or orders against or otherwise affecting Seller, the Business or the Assets. Except as set forth on Schedule 3.11, there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best of Seller's and Shareholders' knowledge, threatened and which, if adversely determined, might materially and adversely affect Seller, the Business or the Assets or which challenges the validity or propriety of any of the transactions contemplated by this Agreement or the Collateral Documents. Except as set forth on Schedule 3.11, to the best of Seller's and Shareholders' knowledge, there is no Basis upon which any such action, suit, proceeding or investigation could be brought or initiated (including claims arising out of or relating to the Equipment Receivables).

         3.12 Taxes Relating to the Business. Seller has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority. All Taxes due and payable by Seller (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or if filed, regardless whether such Tax Returns are deficient), except such amounts as are being contested diligently and in good faith and are not in the aggregate material and for which Seller has adequately reserved in its financial statements. Except as set forth in Schedule 3.12, there are no pending Tax audits, claims or proceedings relating to Seller, the Assets or the Business and income therefrom. Seller has not agreed to any waiver or extension of any statute of limitations relating to any Tax.

         3.13     Employee Benefits; Employees.

                  (a) Neither Seller nor any Employee Benefit Plan maintained by Seller is in violation of the provisions of ERISA; no reportable event, within the meaning of Sections 4043(c)(1), (2), (3), (5), (6), (7), (10) or (13) of
ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Buyer is not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by Seller or any Affiliate of Seller.

                  (b) There are no collective bargaining agreements applicable to any Persons employed by Seller, and Seller has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Seller, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by Seller.

                  (c) Seller is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices. There are not pending or, to Seller's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority nor, to Seller's knowledge, does any Basis therefor exist.

                  (e) There are no existing or, to Seller's knowledge, threatened, labor strikes, disputes, grievances or other labor controversies affecting Seller. There are no pending or, to Seller's knowledge, threatened representation questions respecting Seller's employees. There are no pending or, to Seller's knowledge, threatened arbitration proceedings under any Contract. To Seller's knowledge, there exists no Basis for any of the above.

                  (f) Seller is not a party to any employment agreement, written or oral, relating to its employees which cannot be terminated at will by Seller.

                  (g) Schedule 3.13 sets forth a true and complete list of the names, titles and rates of compensation of all of Seller's employees.

         3.14 Contracts. Schedule 3.14 contains a true, correct and complete list of each contract agreement or commitment of the following types, whether written or oral, to which Seller is a party or to which any of Shareholders is a party that relates to or affects the Business ("Contracts"):

                           i.       the NRTC Distribution Agreement and any
other agreement with NRTC or DirecTV, Inc. or any of their Affiliates;

                           ii.      any agreement (or group of related
agreements) relating to the lease or rental of personal property to or from any Person (including any form of lease or rental agreements for DSS Systems accompanied by an itemized list of the Subscribers who are parties to such agreements and the expiration dates of such agreements);

                           iii.     any agreement (or group of related
agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services (including any forms of agreement or purchase order relating to the sale of DSS Systems or the sale of DIRECTV services);

                           iv.      any agreement concerning a partnership or
joint venture;
                           v.       any agreement (or group of related
agreements) under which Seller or any Shareholder has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which Seller or any Shareholder has imposed an Encumbrance;

                           vi.      any agreement concerning confidentiality or
noncompetition;

                           vii.     any agreement involving any officer,
director or Shareholder of Seller or any of their Affiliates;

                           viii.    any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis;

                           ix.      any agreement relating to the services of
sales representatives, agents and other independent contractors (including agreements relating to the installation of DSS Systems);

                           x.       any agreement under which Seller has
advanced or loaned any amount to any employees or any of Seller's current or former directors, officers or shareholders;

                           xi.      any agreement under which the consequences
of a default or termination could have an adverse effect on the financial condition, operations, results of operations or future prospects of the Seller, the Assets or the Business; and

                           xii.     any other agreement (or group of related
agreements) which cannot be terminated on less than 90 days notice or the performance of which involves consideration in excess of $5,000.

         Seller has delivered to Purchaser a correct and complete copy of each written agreement listed on Schedule 3.14 and a written summary setting forth the terms and conditions of each oral agreement listed therein. With respect to each such agreement (or if such agreement is a form of agreement, the completed and executed form(s) of agreement): (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and to the best knowledge of Seller and Shareholders, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         3.15 Books and Records; Accounts Receivable. Schedule 3.15 identifies and describes all of the Books and Records. The Books and Records accurately and fairly represent the Business and its results of operations in all material respects. All Accounts Receivable and Inventory of the Business are reflected properly on such Books and Records. The Accounts Receivable are valid receivables subject to no setoffs or counterclaims.

         3.16 Business Information. Schedule 3.16 sets forth a materially true and accurate description of the following information as of the date set forth in such Schedule: (i) the approximate number of Committed Member Residences in the Service Area; (ii) the approximate number of Committed Member Residences that are cabled; (iii) the approximate number of Committed Member Residences that are uncabled; (iv) the rates charged to Subscribers; (v) the marketing, promotional and advertising programs currently in effect for the Business and any other such program that has been in effect at any time since January 1, 1995; and (vi) cable systems (identified by over or under 40 channel capacity) and direct-to-home service providers in the Service Areas.

         3.17 Insurance. Schedule 3.17 sets forth the following information with respect to each insurance policy relating to the Business (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time:

                           i.       the name, address, and telephone number of
the agent;

                           ii.      the name of the insurer, the name of the
policyholder and the name of each covered insured;

                           iii.     the policy number and the period of
coverage;

                           iv.      the scope (including an indication of
whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           v.       a description of any retroactive premium
adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither Seller, nor any predecessor in interest nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and to the best knowledge of Seller and Shareholders, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. The Business and the Assets have been covered since the beginning of Business operations in scope and amount customary and reasonable for such a business and in the case of workers' compensation coverage, in scope and amount required by applicable Legal Requirements. Schedule 3.17 describes any self-insurance arrangements affecting the Assets or the Business. Schedule 3.17 also sets forth each insurance claim (other than medical claims) made or loss incurred relating to the Business pursuant to property, casualty, liability, workers' compensation and bond and surety policies and, except as indicated therein, no such claim is outstanding.

         3.18 Disclosure. No representation or warranty of Seller or Shareholders in this Agreement or the Collateral Documents and no statement in any certificate, report, instrument, list or other document furnished or to be furnished by Seller or Shareholders pursuant to this Agreement or the Collateral Documents or in connection with the transactions contemplated hereby or thereby, contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There is no fact known to Seller or Shareholders and not disclosed in this Agreement that is not applicable to or known by Purchaser and the other NRTC members and affiliates providing DIRECTV services and which fact materially or adversely affects or may in the future materially or adversely affect, the Business or the Assets.

         3.19 Brokers or Finders. No broker or finder has acted directly or indirectly for Seller in connection with the transactions contemplated by this Agreement, and Seller has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

         3.20 Certain Payments. Neither Seller nor its Representatives has directly or indirectly, on behalf of or for the purpose of assisting the Business, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other similar payments to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, or in violation of any Legal Requirement, nor has any such person established or maintained any fund or asset that has not been recorded in the Books and Records.

         3.21 Subscribers. Seller has neither solicited nor encouraged any Representative or any other Person to solicit, nor has Seller employed any scheme or device for the purpose of encouraging, nor has Seller encouraged any Representative or any other Person to employ any scheme or device for the purpose of encouraging, Persons residing outside the Service Areas or Persons who would not be deemed Committed Member Residences to become subscribers of the DIRECTV service offered by the Business.

         3.22 Favorable Business Relationships. To the best knowledge of Seller and Shareholders, there are no favorable business relationships relating to the Business with lessors, licensors, Subscribers, suppliers or other business associates of Seller which will terminate after Closing.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller and Shareholders that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

         4.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and use its assets and to conduct its business as it is currently conducted. Purchaser is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Purchaser or on the validity, binding effect or enforceability of this Agreement.

         4.2 Authority and Validity. Purchaser has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by Purchaser of, the performance by Purchaser of its obligations under, and the consummation by Purchaser of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Upon Purchaser's execution and delivery of the Collateral Documents to which it is a party, the Collateral Documents shall be the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

         4.3 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 4.4, the execution, delivery and performance by Purchaser of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Purchaser under, or result in the creation or imposition of any Encumbrance upon the property of Purchaser by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of Purchaser,
(ii) any material contract, agreement, lease, indenture or other instrument to which Purchaser is a party or by or to which Purchaser or its property may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to Purchaser or (iv) any Permit of Purchaser, which in the case of
(ii), (iii) or (iv) above would have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or any Collateral Document.

         4.4 Consents and Approvals. Except (i) as required under the NRTC Distribution Agreement, (ii) as required under the Securities Act and the Exchange Act, and (iii) as set forth in Schedule 4.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement or any Collateral Documents or for the consummation by Purchaser of the transactions contemplated hereby or thereby.

         4.5 Legal Proceedings. There is no action, suit, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of Purchaser, threatened against Purchaser and that challenges the validity or propriety of, or may prevent or delay, any of the transactions contemplated by this Agreement or the Collateral Documents.

         4.6 Disclosure. No representation or warranty of Purchaser in this Agreement or the Collateral Documents and no statement in any certificate, report, instrument, list or other document furnished or to be furnished by Purchaser pursuant to this Agreement or the Collateral Documents or in connection with the transactions contemplated hereby or thereby, contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.7 Brokers or Finders. No broker or finder has acted directly or indirectly for Purchaser in connection with the transactions contemplated by this Agreement, and Purchaser has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.


                                    ARTICLE V
                PRE-CLOSING COVENANTS OF SELLER AND SHAREHOLDERS

         5.1 Additional Information. Seller shall provide to Purchaser and its Representatives (i) full and free access to all of the Assets and Liabilities of Seller and (ii) such financial, operating and other documents, data and information relating to Seller, the Business and the Assets as Purchaser may reasonably request. Such access shall include the right of Purchaser and its Representatives to inspect the records and reports of NRTC and DIRECTV and discuss such records and reports with NRTC, and Seller shall take all action necessary to facilitate the foregoing. In addition, Seller shall take all action necessary to enable Purchaser and its Representatives to inspect, review and audit the Assets, the Liabilities and Business and discuss the same with Seller's officers, employees, independent accountants, and counsel. Notwithstanding any investigation that Purchaser may conduct of Seller, the Business and the Assets, Purchaser may fully rely on Seller's and Shareholders' representations, warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents, instruments or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation; provided, that if Purchaser obtains actual knowledge that any representation or warranty of Seller and/or Shareholders is not true, Purchaser shall immediately inform Seller of such inaccuracy.

         5.2 Exclusivity. Neither Seller nor Shareholders shall (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the direct or indirect sale or transfer of any of Seller's capital stock or the Assets ("Transfer"); (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek a Transfer; or (iii) authorize or knowingly permit any Affiliate, employee, representative or agent to engage in the foregoing on behalf of Seller or Shareholders. Seller and Shareholders shall provide to Purchaser copies of any written proposals, offers or inquiries, with respect to a Transfer received by Seller or Shareholders after the execution of the Letter of Intent.

         5.3      Continuity and Maintenance of Operations.

                  (a) Seller shall: (i) use its best efforts to comply with all Legal Requirements applicable to Seller and all requirements of the NRTC applicable to Seller (including NRTC's by-laws, policies and procedures) relating to the Business; (ii) fulfill in all material respects all of its obligations under and maintain in full force and effect all Contracts, including the NRTC Distribution Agreement, and shall not, without the prior written consent of Purchaser, alter, modify or amend any of the foregoing; (iii) use its best efforts in consultation with Purchaser and its Affiliates, to promote the financial success of the Business and promptly notify Purchaser of any adverse change in the prospects or condition (financial or otherwise) of the Business; and (iv) use its best efforts to promote, develop and preserve its relationships with the NRTC, DSS retailers, participating cooperatives and its present employees as well as the goodwill of its suppliers, customers and others having business relations with it, and promptly notify Purchaser of any adverse change in its relationship with any such Person. Without limiting the generality of the foregoing, Seller shall maintain the Assets in good order, condition and repair, shall maintain insurance relating to the Business as in effect on the date of this Agreement, shall continue the pricing, marketing, advertising, promotion and other activities with respect to the Business (including, without limitation, billing, collection and subscriber matters), shall maintain Inventory of not less than 25 new DSS Systems and shall keep and maintain all of the Books and Records in the Ordinary Course. Other than in the Ordinary Course, Seller shall not itself pay or credit in any way any Accounts Receivable prior to the Closing Date, and shall not permit any of its agents or employees, or any officers, directors or Shareholders, to do so either. Seller shall continue to enforce its procedures for disconnection and discontinuance of service to Subscribers whose accounts are delinquent in accordance with customary policies and procedures in effect on the date of this Agreement.

                  (b) Seller shall not, without the prior written consent of
Purchaser: (i) except as set forth on Schedule 5.3, deviate from DIRECTV national programming packages or rates; (ii) engage in marketing promotions other than in the Ordinary Course consistent with past practices; (iii) sell, lease, transfer, convey or assign any of the Assets (or enter into any contract to do any of the foregoing) or permit the creation of any Encumbrance on any of the Assets; (v) permit the amendment or cancellation of the NRTC Distribution Agreement or any other Contract; or (iv) enter into any contract, commitment or agreement or incur any indebtedness or other liability or obligation of any kind involving an expenditure outside the Ordinary Course and in excess of $2,500;

                  (c) Neither Seller nor Shareholders shall take or omit to take any action that would cause Seller or Shareholders to be in breach of any representations, warranties or covenants in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed on Schedule 3.9.

         5.4      Consents and Approvals.

                  (a) As soon as practicable after execution of this Agreement, Seller shall use its best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Governmental Authority or Person as is required to be obtained, made or given by Seller to consummate the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation: (i) consents required under the NRTC Distribution Agreement; and
(ii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 3.4. Notwithstanding anything in this Section 5.4(a) to the contrary, Seller shall not be required to agree to the imposition on Seller by NRTC of any condition to the transfer to Purchaser of the NRTC Distribution Agreement (other than the preparation of transfer documentation and the requirement that Seller pay currently any amounts due to NRTC and DirecTV, Inc. on account of the Business for the period prior to the Closing Date).

                  (b) Seller shall cooperate with Purchaser in providing such information and reasonable assistance as may be required in connection with the obligations of Purchaser under Section 6.1.

         5.5 Securities Filings. Seller shall promptly after execution of this Agreement, provide such information and documents to Purchaser and its Affiliates concerning Seller and the Business as may be required or appropriate for inclusion in any filing, notification or report made by Purchaser or any Affiliate of Purchaser under the Securities Act or the Exchange Act; and shall cause its counsel and independent accountants to cooperate with Purchaser, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports. Seller represents and warrants to Purchaser that no information or document provided by Seller for inclusion in any filing, notification or report made by Purchaser or any Affiliate under the Securities Act or the Exchange Act will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.6 Notification of Certain Matters. Seller shall promptly provide to Purchaser copies of any material notices from or correspondence from and to the NRTC or DIRECTV or any Affiliates of DIRECTV. Seller shall also promptly notify Purchaser of any fact, event, circumstance or action that, if known on the date of this Agreement, would have been required to be disclosed to Purchaser pursuant to this Agreement or the existence or occurrence of which would cause any of Seller's or Shareholders' representations or warranties under this Agreement not to be correct and/or complete. In addition, Seller shall give prompt written notice to Purchaser of any adverse development causing a breach of any of Seller's or Shareholders' representations and warranties in Article
III. No disclosure by Seller pursuant to this Section 5.6, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by Seller.

         5.7 Employee Matters. Immediately prior to Closing, Seller shall terminate all of its employees other than such of those employees whom Seller may have agreed to retain as its employees after Closing. Purchaser may offer (but is not obligated to offer) employment to any or all of the employees of Seller. Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any employee of Seller through the Closing Date, including wages, salaries, accrued vacation, any employment, incentive, compensation or bonus agreements, or other benefits or payments on account of termination, and shall indemnify and hold Purchaser harmless from any Adverse Consequences resulting therefrom. Seller shall comply with the employee notification requirements, if applicable, of the Federal Worker Adjustment and Retraining Notification Act.

         5.8 Supplements to Schedules. Each of Purchaser, Seller and Shareholders shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of Purchaser, Seller or Shareholders in Articles VII and VIII, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to such Schedules delivered prior to Closing by the Party making such amendment that (i) are accepted in writing by the other Party or (ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing.

         5.9 Satisfaction of Liabilities and Obligations. Seller shall take all necessary actions: (i) to cause the termination, release, and removal on or prior to the Closing Date, of all Encumbrances relating to Seller, the Assets or the Business, including without limitation the discharging or other satisfaction of related claims and obligations (such as the Equipment Financing Facility); and (ii) to discharge, pay or satisfy all other outstanding Liabilities and obligations of or relating to Seller, the Assets or the Business (including the Equipment Financing Facility and amounts required by NRTC to be paid in anticipation of Closing), except as otherwise specifically provided in this Agreement, in each case without incurring any obligations on the part of Purchaser or otherwise adversely affecting Purchaser.

         5.10 Duty of Good Faith and Fair Dealing. Seller agrees that it will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the other Party unfairly of any right or benefit that the other Party has at such time under this Agreement.


                                   ARTICLE VI
                       PRE-CLOSING COVENANTS OF PURCHASER

         Purchaser covenants and agrees as follows:

         6.1      Consents and Approvals.

                  (a) As soon as practicable after execution of this Agreement, Purchaser shall use its best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Governmental Authority or Person as is required to be obtained, made or given by Purchaser to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation: (i) consents required under the NRTC Distribution Agreement; and (ii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 4.4. Notwithstanding anything in this Section 6.1 to the contrary, Purchaser shall not be required to agree to any amendments, modifications or changes in, the waiver of any terms or conditions of, or the imposition of any condition to the transfer to

Purchaser of, the NRTC Distribution Agreement in order to obtain the consents required under the NRTC Distribution Agreement.

                  (b) Purchaser shall cooperate with Seller in providing such information and reasonable assistance as may be required in connection with Seller's obligations under Section 5.4(a).

         6.2 Notification of Certain Matters. Purchaser shall promptly provide to Seller copies of any material notices or correspondence from the NRTC or DIRECTV or any Affiliates of DIRECTV relating to the transaction contemplated by this Agreement. Purchaser shall also promptly notify Seller of any fact, event, circumstance or action that, if known on the date of this Agreement, would have been required to be disclosed to Seller pursuant to this Agreement or the existence or occurrence of which would cause any of Purchaser's representations or warranties under this Agreement not to be correct and/or complete. In addition, Purchaser shall give prompt written notice to Seller of any adverse development causing a breach of any of Purchaser's representations and warranties in Article IV. No disclosure by Purchaser pursuant to this
Section 6.2, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by Purchaser.

         6.3 Duty of Good Faith and Fair Dealing. Purchaser agrees that it will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the other Party unfairly of any right or benefit that the other Party has at such time under this Agreement.


                                   ARTICLE VII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         All obligations of Purchaser under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the conditions set forth in this Article VII, it being understood that Purchaser may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part. Notwithstanding the foregoing, the representations and warranties of Seller and Shareholders set forth in
Article III shall be deemed true in all respects after February 15, 1997 solely for the purpose of determining Purchaser's obligations to close the transaction contemplated by this Agreement, unless any Schedule or Schedules to such representations and warranties fail to disclose information required to be disclosed by such representations and warranties, which information is material and not known to Purchaser on February 15, 1997 (information shall be deemed to be material for purposes of this clause if it has financial consequences of at least $50,000).

         7.1 Accuracy of Representations. All representations and warranties of Seller and Shareholders contained in this Agreement, the Collateral Documents and any other document, instrument or certificate delivered by Seller or Shareholders at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. Seller and Shareholders shall have delivered to Purchaser a certificate dated the Closing Date to the foregoing effect.

         7.2 Covenants. Seller and Shareholders shall, in all material respects, have performed and complied with each of the covenants, obligations, conditions and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. Seller and Shareholders shall have delivered to Purchaser a certificate dated the Closing Date to the foregoing effect.

         7.3      Consents.

                  (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Sections 5.4(a) and 6.1(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by Applicable Law or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on Seller, the Assets or the Business or the ability of Seller or Shareholders to consummate the transactions contemplated by this Agreement and the Collateral Documents.

                  (b) Notwithstanding the foregoing, this condition precedent shall not have been satisfied if any consent, approval, authorization or order obtained in connection with the transactions contemplated by this Agreement and the Collateral Documents has been conditioned upon the amendment, modification, cancellation or termination of, or waiver of any term or condition of, any contract, commitment or agreement, or imposes upon Purchaser any condition or requirement not now imposed upon Seller.

                  (c) Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in paragraph (a) above.

         7.4 Delivery of Documents. Seller and Shareholders, as applicable, shall have executed and delivered to Purchaser the following documents in addition to the other documents required to be delivered by this Agreement:

                           i.       Escrow Agreement.

                           ii.      Consultancy Agreement.

                           iii.     Noncompetition Agreement.

                           iv.      Bill of Sale and Assignment evidencing
transfer of the Assets to Purchaser in form reasonably satisfactory to Purchaser.

                           v.       Opinion of Brunini, Grantham, Grower &
Hewes, PLLC, counsel to Seller and Shareholders, dated the Closing Date, addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser and its counsel (including an opinion that the form of Equipment Receivables complies with Mississippi law).

                           vi.      Hart-Scott-Rodino Certificate.

                           vii.     Pay-off statement of Deposit Guaranty
National Bank evidencing the outstanding balance under the Equipment Financing Facility as of the Closing Date.

                           viii.    Equipment Receivables Closing Schedule,
which shall be certified by Hughes on behalf of ClearVision as true and correct in all material respects.

                           ix.      Schedule evidencing satisfaction of Section
7.7, certified by Hughes on behalf of ClearVision as true and correct in all material respects.

                           x.       Such other documents and instruments as
Purchaser may reasonably request: (A) to evidence the sale, assignment, conveyance and transfer to Purchaser of all of Seller's right, title and interest in, to and under the Assets; and (B) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         7.5 No Material Adverse Change. There shall have been no material adverse change in the Assets or in the business, financial condition, prospects or operations of Seller.

         7.6 No Litigation. No action, suit or proceeding shall be pending or threatened, and no Legal Requirement or policy of the NRTC, DirecTV, Inc. or any of their Affiliates, or any applicable regulatory authority shall have been enacted, promulgated or issued that would: (i) prohibit or adversely affect Purchaser's ownership or operation of all or a material portion of the Business or the Assets or otherwise impair the ability of Purchaser to realize the benefits of the transactions contemplated by this Agreement and the Collateral Documents or adversely affect the value of the Assets; (ii) restrict or limit or otherwise condition Purchaser's right to transfer and/or assign the Business or the Assets in the future; (iii) compel Purchaser to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents;
(iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

         7.7 Minimum Subscribers. As of the Closing Date, the Business shall have total Subscribers of not less than 6,600, as evidenced by such Seller documentation as Purchaser may request (including the DBS Wholesale Invoice issued by NRTC for the most recent billing cycle).

         7.8 Transition Arrangements. As of the Closing Date, Seller shall sublease to Purchaser its office at 1036 Highway 51, Madison, Mississippi for a period of 60 days, at a lease rate equal to the sum of Seller's actual documented cost for rent, property and casualty insurance, clean-up and pest control. Purchaser shall permit Hughes to use a desk in the office during the sublease period.

         7.9 NRTC Compliance Certificate. Seller shall have delivered to Purchaser a certificate or letter from NRTC dated as of the Closing Date to the effect that Seller is in compliance with the NRTC Distribution Agreement and there are no payments due by Seller under the NRTC Distribution Agreement other than payments for fees due in the Ordinary Course and not yet payable.

         7.10 Dealer Arrangements. Seller shall have terminated the following dealer arrangements and shall be responsible for any amounts owed to dealers on account of such arrangements: (i) any arrangements with dealers to collect cash payments from subscribers of the Business; and (ii) any arrangements to compensate dealers for subscribers based on a percentage of future revenues derived by Seller from such subscribers.


                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF SELLER AND SHAREHOLDERS

         All obligations of Seller and Shareholders under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that Seller and Shareholders may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part:

         8.1 Accuracy of Representations. All representations and warranties of Purchaser contained in this Agreement and the Collateral Documents shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. Purchaser shall have delivered to Seller a certificate dated the Closing Date to the foregoing effect.

         8.2 Covenants. Purchaser shall, in all material respects, have performed and complied with each of the covenants, obligations, conditions and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by it at or prior to Closing. Purchaser shall have delivered to Seller and Shareholders a certificate dated the Closing Date to the foregoing effect.

         8.3 Consents. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Section 6.1(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement and the Collateral Documents. Seller shall have been furnished with the appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices.

         8.4 Delivery of Documents. Purchaser shall have executed and delivered to Seller the following documents in addition to the other documents required to be delivered by this Agreement:

                           i.       Escrow Agreement.

                           ii.      Assumption Agreement evidencing the
assumption of the Assumed Liabilities by Purchaser in form reasonably satisfactory to Seller.

                           iii.     Opinion of Ted S. Lodge, Senior Vice
President, Chief Administrative Officer and General Counsel of Purchaser, dated the Closing Date, addressed to Seller and Shareholders, in form and substance reasonably satisfactory to Seller and Shareholders.

                           iv.      Such other documents and instruments as
Seller may reasonably request: (A) to evidence assumption of the Assumed Liabilities; and (B) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         8.5 Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; or (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.


                                   ARTICLE IX
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following
Closing:

         9.1 Transition. Neither Seller nor Shareholders shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, subscriber, supplier or other business associate of Seller or the Business from maintaining the same business relationships with Purchaser after Closing as it maintained with Seller prior to Closing. Seller shall refer all subscriber inquiries relating to the Business to Purchaser from and after Closing.

         9.2 Transfer Taxes and Fees. Seller and Shareholders shall pay any sales, use, transfer, excise, documentary or license taxes or fees with respect to the transfer of any of the Assets pursuant to this Agreement and the Collateral Documents.

         9.3 NRTC Patronage. Seller and Shareholders shall have an ongoing obligation after Closing and notwithstanding the survival periods provided for in Article XI to pay to Purchaser any distributions on account of NRTC Patronage Capital. Notwithstanding the foregoing, Seller shall be entitled to receive any NRTC patronage distribution made in cash for 1996.

         9.4 Subscriber Acquisition Commissions. Seller and Shareholders shall have an ongoing obligation after Closing and notwithstanding the survival periods provided for in Article XI to pay or reimburse Purchaser for any commissions payable on account of or related to Subscriber acquisitions and revenues promptly upon Seller's and/or Shareholders' receipt of invoices therefor (which shall include adequate supporting documentation), including commissions under the National Joint Promotion, the Committed Member Marketing Agreement and the Enhanced Marketing Program (but only in the event commissions under such NRTC programs are invoiced by the NRTC).

         9.5 NRTC Invoices. Seller and Shareholders shall have an ongoing obligation after Closing and notwithstanding the survival periods provided for in Article XI to pay or reimburse Purchaser for any costs or expenses that are invoiced by NRTC or DirecTV, Inc. and relate to the period prior to Closing.

         9.6 Financial Statements. Not later than 45 days after Closing, Seller shall provide to Purchaser Seller's audited balance sheet and statements of operations, changes in stockholders' equity and cash flows for the year ended January 8, 1997, which shall be prepared in accordance with the Financial Statement Procedures and shall be accompanied by auditors' compilation reports. Not later than 60 days after Closing, Seller shall provide to Purchaser Seller's balance sheet and statements of operations, changes in stockholders' equity and cash flows for each monthly billing period for the years ended January 15, 1996 and January 8, 1997, and Seller shall use its best efforts to prepare such financial statements in accordance with the Financial Statement Procedures, subject only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

         9.7 Liability Insurance. Seller agrees to maintain its existing liability insurance policies in effect through the Survival Period.

         9.8 Books and Records. Purchaser shall provide Seller reasonable access during normal business hours to the Books and Records relating to the period prior to Closing for the purpose of preparing Seller's tax returns or as otherwise contemplated by this Agreement.

         9.9 United States Satellite Broadcasting; Home Shopping Network. Purchaser shall have an ongoing obligation after Closing and notwithstanding the Survival Periods provided for in Article XI to pay Seller for any commissions received by Purchaser on account of United States Satellite Broadcasting, Home Shopping Network and similar commissions earned by Seller during the period prior to Closing. Purchaser shall provide to Seller a report detailing such commissions, if any, along with payment therefor, 180 days after Closing.

         9.10 Equipment Receivables. In the event that Purchaser writes off Equipment Receivables during the Survival Period, other than write-offs relating to Equipment Receivables not more than 35 days outstanding for which Subscribers have not initiated contact with Purchaser about terminating service ("Equipment Receivables Write-Offs"), Purchaser shall be entitled to receive Escrow Funds during the Survival Period on a periodic basis equal to 50 percent of the Equipment Receivables Write-Offs in excess of the Equipment Receivables Margin; provided that Purchaser shall in no event be entitled to more than $250,000 of Escrow Funds under this Section 9.10. "Equipment Receivables Margin" means the difference between the amount owed under

Equipment Receivables at the Closing Date that are not more than 120 days past due and the Equipment Receivables Price. Purchaser's decisions to write off Equipment Receivables during the Survival Period and policies related thereto shall be made in good faith in accordance with prudent business judgment related to collectibility of the Equipment Receivables and retention of Subscribers, and not with a view to obtain the benefits of this Section 9.10.


                                    ARTICLE X
                                   TERMINATION

         10.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing as provided below:

                  (a) Purchaser, Seller and Shareholders may terminate this Agreement by mutual written consent at any time prior to Closing.

                  (b) Purchaser may terminate this Agreement by giving written notice to Seller:

                           i.       at any time prior to Closing, if Seller
and/or Shareholders have breached any material representation, warranty or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or if Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under Article VII (unless the failure results primarily from Purchaser itself breaching any representation, warranty or covenant contained in this Agreement); or

                           ii.      at any time prior to February 15, 1997, if
Purchaser's due diligence investigation pursuant to Section 5.1 discloses any information which, in Purchaser's determination, materially impairs or materially adversely affects the value or condition of the Assets or Business.

                  (c) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to Closing:

                           i.       if Purchaser has breached any material
representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                           ii.      if Closing shall not have occurred on or
before the Termination Date by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from Seller and/or Shareholders breaching any representation, warranty or covenant contained in this Agreement).

         10.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, except as provided in Section 11.6(c).

         10.3 Procedure Upon Termination. If this Agreement is terminated by Purchaser or Seller pursuant to this Article X, notice of such termination shall promptly be given by the terminating Party to the other Party.


                                   ARTICLE XI
                      REMEDIES FOR BREACH OF THIS AGREEMENT

         11.1 Survival of Representations and Warranties. All of the representations and warranties of Purchaser, Seller and Shareholders contained in this Agreement, the Collateral Documents and other documents, instruments and certifications required to be delivered hereunder and thereunder shall survive Closing (unless the damaged Party had actual knowledge of the misrepresentation or breach of warranty at the time of Closing and did not disclose such breach to the other party) and continue in full force and effect until April 30, 1998. The period of survival prescribed by this Section 11.1 is referred to as the "Survival Period." The liabilities of Purchaser, Seller and Shareholders under their respective representations and warranties will expire as of the expiration of the Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Purchaser in a written notice to Seller before such expiration or about which Seller has given Purchaser written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). Except as otherwise provided in this Agreement, the covenants and agreements of Purchaser, Seller and Shareholders in this Agreement, the Collateral Documents and in the other documents, instruments and certificates required to be delivered by Seller or Purchaser hereunder and thereunder shall survive Closing and shall continue in full force and effect as provided in Section 11.2(b) and Section 11.3(b).

         11.2     Indemnification Provisions for Benefit of Purchaser.

                  (a) If Seller and/or Shareholders breach any representations and warranties contained in this Agreement or the Collateral Documents or any documents, instruments and certificates delivered hereunder and thereunder, and if Purchaser makes a written claim for indemnification against Seller and/or Shareholders within the Survival Period, then Seller and Shareholders shall jointly and severally indemnify, defend and hold harmless Purchaser and its Affiliates and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Survival Period) resulting from, arising out of, relating to or caused by the breach; provided, however, that Shareholders shall not be liable for Adverse Consequences resulting from, arising out of or relating to legal claims of Subscribers that the Equipment Receivables do not comply with applicable law unless any such Shareholder had reason to know prior to Closing that there existed a Basis for such claims.

                  (b) Seller and Shareholders agree, jointly and severally, to indemnify Purchaser and its Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach of any covenant, agreement or obligation of Seller and/or Shareholders contained in this Agreement or the Collateral Documents or any documents, instruments and certificates delivered hereunder and thereunder. In addition to, but not exclusive of, any indemnity on account of the foregoing, Seller agrees to indemnify Purchaser and its Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any such Persons, from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of or caused by any act or omission of Seller with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date; any Liability of Seller and/or Shareholders or the Business that is not an Assumed Liability; any Liability of Purchaser arising by operation of law as a consequence of the Closing (including under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability or under any fraudulent conveyance law of any jurisdiction) that is not an Assumed Liability; and any Liability for Taxes attributable to the use, ownership or operation of the Assets by Seller or the Business relating to periods prior to Closing. Except as otherwise provided in this agreement, Seller's and Shareholders' obligations under this Section 11.2(b) shall expire at the end of the Survival Period; provided, however, that such expiration will not include, extend or apply to rights for indemnity with respect to any claim asserted in a written notice to the Seller and/or Shareholders before such expiration.

                  (c) No Person otherwise entitled to indemnification under this
Section 11.2 shall be so entitled until the aggregate amount otherwise payable under this Section exceeds $50,000, and shall then be entitled to the indemnification only as to the excess. The right of Purchaser and its Affiliates and the shareholders, directors, officers, employees, agents, successors and assigns of any such Person to indemnity under this Section 11.2 shall be limited to $5,000,000 in the aggregate. In addition, the liability of Shareholders other than Hughes shall be limited to the following allocable portions of Adverse Consequences relating to any indemnifiable claim: Garry Hughes, 1 percent; E.L. Vowell, 11.1 percent; David Vowell, 11.1 percent.

         11.3     Indemnification Provisions for Benefit of Seller and
Shareholders.

                  (a) If Purchaser breaches any of its representations and warranties contained in this Agreement or the Collateral Documents or any documents, instruments and certificates delivered thereunder and if Seller makes a written claim for indemnification against Purchaser within the Survival Period, then Purchaser shall indemnify, defend and hold harmless Seller and its Shareholders, directors, officers, employees, agents, successors and assigns, from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Seller and Shareholders may suffer after the end of the Survival Period) resulting from, arising out of, relating to or caused by the breach (or the alleged breach).

                  (b) Purchaser agrees to indemnify Seller and its Shareholders, directors, officers, employees, agents, successors and assigns against the entirety of any Adverse

Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or the Collateral Documents or any documents, instruments and certifications delivered hereunder and thereunder; (ii) any act or omission of Purchaser with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred after the Closing Date; (iii) any Assumed Liability after the Closing Date; and (iv) any Liability for Taxes attributable to the use, ownership or operation of the Assets or the transferred Business by Purchaser relating to periods after the Closing Date. The obligations of Purchaser under Section 11.3(b)(i) shall expire at the end of the Survival Period and the obligations of Purchaser under Section 11.3(b)(ii),
(iii) and (iv) shall survive the Closing without termination.

                  (c) No Person otherwise entitled to indemnification under this
Section 11.3 shall be so entitled until the aggregate amount otherwise payable under this Section exceeds $50,000, and shall then be entitled to the indemnification only as to the excess. The right of Seller and its Shareholders, directors, officers, employees, agents, successors and assigns to indemnity under this Section 11.3 shall be limited to $5,000,000 in the aggregate.

         11.4     Matters Involving Third Parties.

                  (a) If any third party shall notify either Purchaser, Seller and/or Shareholders (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Article XI, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.4(b) above: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party

Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) If any of the conditions in Section 11.4(b) above is not or no longer satisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses); and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article XI.

         11.5 Determination of Adverse Consequences. Purchaser, Seller and Shareholders shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Article XI. All indemnification payments under this Article XI shall be deemed adjustments to the Consideration.

         11.6     Escrow Deposit.

                  (a) Delivery Prior to Closing. In the event this Agreement is terminated by the Parties in accordance with Section 10.1(a) or by Purchaser in accordance with Section 10.1(b) or by Seller in accordance with Section 10.1(c)(ii), then Purchaser and Seller promptly shall send a Joint Disbursement Notice (as defined in the Escrow Agreement) to Escrow Agent instructing Escrow Agent to transfer the Escrow Funds (as defined in the Escrow Agreement) to Purchaser in accordance with such Joint Disbursement Notice. In the event this Agreement is terminated by Seller in accordance with Section 10.1(c)(i), then Purchaser and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer the Escrow Funds to Seller in accordance with such Joint Disbursement Notice.

                  (b) Delivery After Closing. In the event that, following Closing, Purchaser incurs Adverse Consequences for which Purchaser believes it is entitled to indemnification from Seller in accordance with Article XI, then promptly after Purchaser's submission to Seller of a claim for indemnification describing in reasonable detail the nature and, to the extent then reasonably practicable, the extent of the Adverse Consequences that Purchaser believes are indemnifiable by Seller (an "Indemnification Notice"), and provided that there is no dispute as to the applicability of indemnification for such Adverse Consequences, Purchaser and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer to Purchaser, in accordance with such Joint Disbursement Notice, Escrow Funds as necessary to indemnify Purchaser for such indemnifiable Adverse Consequences. If, by the close of business on the last calendar day of the Survival Period (or on the next Business Day if such last calendar day is not a Business Day) ("Expiration Date"), Seller shall not have received an Indemnification Notice from Purchaser, then on the Business Day next following the Expiration Date, Purchaser and Seller shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer the balance of the Escrow Funds to Seller in accordance with such Joint Disbursement Notice. If, however, Seller has received an Indemnification Notice on or prior to the Expiration Date, then Escrow Agent shall retain control over the Escrow Funds until the Parties have resolved Purchaser's claims for indemnification, whereupon Buyer and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer Escrow Funds to Buyer and/or Seller in accordance with the Parties' resolution of such disputes.

                  (c) Other Remedies. The disbursement of the Escrow Funds to Purchaser or Seller shall not preclude such Party from exercising any other rights or remedies provided for in this Agreement or at law or equity in the event of a breach by the other Party of its obligations under this Agreement, including the right to seek damages or indemnification for adverse consequences in excess of the Escrow Funds; provided, however, that notwithstanding anything in this Agreement to the contrary, the Escrow Funds shall constitute liquidated damages on account of Adverse Consequences incurred by Seller and its Affiliates and their shareholders, directors, officers, employees, agents, successors and assigns, payable to Seller in the event that Seller terminates this Agreement pursuant to Section 10.1(c)(i), and Purchaser and its Affiliates shall not be responsible for any Adverse Consequences in excess of the Escrow Funds.

                  (d) Equipment Receivables. In the event that Purchaser is entitled to Escrow Funds pursuant to Section 9.10 and Purchaser sends to Seller notice thereof along with supporting documentation, Purchaser and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer such Escrow Funds to Purchaser.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective assigns and successors in interest and shall inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreements or the Collateral Documents; provided, however, that Purchaser may assign this Agreement or any of its rights or interests or delegate any of its duties hereunder to an Affiliate.

         12.2 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 12.2 as promptly as practicable thereafter). Notices shall be addressed as follows:

                  (a)      If to Purchaser, to:

                           Pegasus Communications Corporation
                           5 Radnor Corporate Center
                           100 Matsonford Road, Suite 454
                           Radnor, PA 19087
                           Attn: Mr. Marshall W. Pagon

                           (with a copy to Ted S. Lodge at the same address)

                  (b)      If to Seller, to:

                           ClearVision, Inc.
                           1036 Highway 51
                           Madison, Mississippi  39110
                           Attn: Mr. Glenn Hughes

                           with a copy to:

                           Brunini, Grantham, Grower & Hewes, PLLC
                           1400 Trustmark Building
                           248 East Capitol
                           Jackson, Mississippi  39201
                           Attn: Walter S. Weems, Esquire

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.2.

         12.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

         12.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

         12.5 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         12.6 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania).

         12.7 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.8 Further Actions. Seller, Shareholders and Purchaser shall execute and deliver to the other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.9 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

         12.10 Late Payments. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Applicable Rate.

         12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.12 Entire Agreement. This Agreement (including the Exhibits, Schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties and supersedes all prior oral or written agreements, understandings and representations to the extent that they relate in any way to the subject matter hereof, including the Letter of Intent.

         12.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         12.15 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby.

         12.16 Bulk Sales. Purchaser and Seller each waive compliance by the other with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                            PEGASUS COMMUNICATIONS CORPORATION


                                            By:   /s/ Ted S. Lodge
                                                  ------------------------------

                                            CLEARVISION, INC.


                                            By:   ______________________________


                                            /s/ Glenn Hughes
                                            ------------------------------------
                                            Glenn Hughes


                                            /s/ Garry V. Hughes
                                            ------------------------------------
                                            Garry V. Hughes


                                            /s/ E.L. Vowell
                                            ------------------------------------
                                            E.L. Vowell


                                            /s/ David Vowell
                                            ------------------------------------
                                            David Vowell

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT




         This Amendment No. 1 ("Amendment") is made as of the 13th day of February, 1997, by and among Pegasus Communications Corporation ("Purchaser"), a Delaware corporation, ClearVision, Inc. ("Seller"), a Mississippi corporation, and all of the shareholders ("Shareholders") of Seller. Purchaser, Seller and Shareholders are collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, Purchaser, Seller and Shareholders are parties to that certain Asset Purchase Agreement dated as of January 25, 1997 ("Asset Purchase Agreement"); and

         WHEREAS, the Parties desire to amend the Asset Purchase Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Parties agree as follows:

         1. Definitions.

            (a) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

            (b) Subparagraph (a) of the definition of "Assumed Liabilities" in
                Section 1.1 of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

                (a) Seller's obligations to Subscribers for: (i) Subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Purchaser receives credit under Section 2.5; (ii) Subscriber deferred or prepaid income or unearned revenue held by Seller as of the Closing Date for services to be rendered by the Business after the Closing Date, in the amount for which Purchaser receives credit under Section 2.5; (iii) obligations to pay $200 in cash to Subscribers upon presentation by such

                    Subscribers of Cash Back Offer certificates (but specifically excluding DIRECTV programming credits under the Cash Back Offer program which shall be treated in accordance with Section 2.5(a)(iii) and shall constitute assumed liabilities in accordance with (a)(ii) above) ("Cash Rebates"); (iv) the delivery of DIRECTV services to subscribers of the Business after the Closing Date;

                (c) The definition of "Estimated Current Liabilities" in Section
                    1 of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

                    "Estimated Current Liabilities" mean Liabilities from the operations of the Business incurred in the Ordinary Course which (i) are estimated to be payable by the Business in the future to, but not yet invoiced by, the NRTC on account of the period prior to Closing; and (ii) the Parties agree are to be assumed by Purchaser hereunder (other than the Equipment Financing Facility which shall not be assumed by Purchaser) and are estimated as of the Closing Date and set forth on the Estimated Current Liabilities Schedule (which include items identified on Schedule 1.1(a), and exclude any Liabilities on account of Subscriber deposits and deferred or prepaid income or unearned revenue, which shall be set forth on the Estimated Operating Adjustments Schedule, and any Liabilities on account of the Cash Rebates).

         2. Escrow Arrangements. Section 2.3 of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

            2.3 Escrow Arrangements. Within three Business Days of execution of this Agreement by the parties, Purchaser shall pay to the Escrow Agent a portion of the Purchase Price equal to $280,000, and at Closing Purchaser shall pay to the Escrow Agent an additional portion of the Purchase Price equal to $95,000 (the two payments being referred to herein as "Escrow Deposit"), which Escrow Deposit shall be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and applied in accordance with Section 11.6.

         3. Operating Adjustments.

            (a) Section 2.5(a)(iii) of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

                iii. All deferred or prepaid income or unearned revenue as of the Closing Date constitute a corresponding decrease in the Purchase Price credited to the account of Purchaser (excluding any adjustment on account of the Cash Rebates).

            (b) The following shall be added to Section 2.5(a) of the Asset
                Purchase Agreement:

                viii. Seller shall receive a Purchase Price increase equal to
                      $30 multiplied by the number of Subscribers participating in the Cash Back Offer program between commencement of the Cash Back Offer program and Closing.

         4. Closing. Section 2.7 of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

            2.7 Closing. The Closing of the Transactions contemplated by this
                Agreement and the Collateral Documents ("Closing") shall take place at the offices of Purchaser, or at such other location as the parties may agree on the next billing cycle cut-off date or on such date as the Parties may otherwise agree after satisfaction of all conditions precedent to Closing set forth in Articles VII and VIII, but not later than March 15, 1997 ("Closing Date").

         5. Equipment Receivables. Section 9.10 of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

             9.10 Equipment Receivables. In the event that Purchaser writes off
                  Equipment Receivables during the Survival Period, other than write-offs relating to Equipment Receivables not more than 35 days outstanding for which Subscribers have not initiated contact with Purchaser about terminating service ("Equipment Receivables Write-Offs"), Purchaser shall be entitled to receive Escrow Funds during the Survival Period on a periodic basis equal to 50 percent of the Equipment Receivables Write-Offs in excess of the Equipment Receivables Margin; provided that Purchaser shall in no event be entitled to more than $375,000 of Escrow Funds under this Section 9.10. The amount of Equipment Receivables Write-Offs shall reduced dollar for dollar by Purchaser's receipts of late fees, reconnect fees and lifetime service contract fees from Subscribers who are Equipment Receivables customers. "Equipment Receivables Margin" means the difference between the amount owed under Equipment Receivables at the Closing Date that are not more than 120 days past due and the Equipment Receivables Price. Purchaser's decisions to write off Equipment Receivables during the Survival Period and policies related thereto shall be made in good faith in accordance with prudent business judgment related to collectibility of the Equipment Receivables and retention of Subscribers, and not with a view principally to obtain the benefits of this Section 9.10.

         6. Dating of Certain Closing Documents. The Parties agree that the documents described as numbers 6, 10, 11, 12, 14, 17, 20, 21, 22, 26, 28, and 29 on the Closing Checklist attached hereto as Exhibit A, originally dated February 7, 1997, may be redated February 14, 1997, by interlineation.

         7. Entire Agreement. This Amendment constitutes part of the Asset Purchase Agreement and amends only those provisions of the Asset Purchase Agreement specifically referenced herein; all other provisions of the Asset Purchase Agreement shall remain in fall force and effect. This Amendment along with the Asset Purchase Agreement (including the Exhibits and Schedules thereto and any other documents, instruments and certificates referred to therein) contains the entire agreement of the Parties.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.


                                PEGASUS COMMUNICATIONS CORPORATION


                                By: /s/ Ted S. Lodge
                                    -------------------------------------------

                                CLEARVISION, INC.


                                By:
                                    -------------------------------------------



                                /s/ Glenn Hughes
                                    -------------------------------------------
                                    GLENN HUGHES


                                /s/ Garry V. Hughes
                                    -------------------------------------------
                                    GARRY V. HUGHES


                                /s/ E.L. Vowell
                                    -------------------------------------------
                                    E.L. VOWELL


                                /s/ David Vowell
                                    -------------------------------------------
                                    DAVID VOWELL

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                       PEGASUS COMMUNICATIONS CORPORATION
                                       AND
                     CLEARVISION, INC., AND ITS SHAREHOLDERS

                                January 25, 1997


                                Closing Checklist
                                -----------------


==========================================================================================================================
                                                                                       Contract
          Number                          Item                                         Reference
==========================================================================================================================
            1.               Equipment Receivables                           p.4; ss. 7.4(viii)
                             Closing Schedule
--------------------------------------------------------------------------------------------------------------------------
            2.               Estimated Current                               p. 5
                             Liabilities Schedule
--------------------------------------------------------------------------------------------------------------------------
            3.               Estimated Operating                             p. 5
                             Adjustment Schedule
--------------------------------------------------------------------------------------------------------------------------
            4.               Closing Accounts                                ss. 2.2
                             Receivable
--------------------------------------------------------------------------------------------------------------------------
            5.               Release of Equipment                            ss. 5.9
                             Financing Facility
--------------------------------------------------------------------------------------------------------------------------
            6.               Seller's Certificate                          ss.ss.7.1 and 7.2
--------------------------------------------------------------------------------------------------------------------------
            7.               NRTC Approval                                 ss.ss.7.3 and 8.3
--------------------------------------------------------------------------------------------------------------------------
            8.               Hughes Galaxy Approval                        ss.ss.7.3 and 8.3
--------------------------------------------------------------------------------------------------------------------------
            9.               Escrow Agreement                              ss.ss.7.4(i) and 8.4(i)
--------------------------------------------------------------------------------------------------------------------------
           10.               Consultancy Agreement                           ss. 7.4(ii)
--------------------------------------------------------------------------------------------------------------------------
           11.               Noncompetition                                  ss. 7.4(iii)
                             Agreement
--------------------------------------------------------------------------------------------------------------------------
           12.               Bill of Sale and                                ss. 7.4(iv)
                             Assignment
--------------------------------------------------------------------------------------------------------------------------
           13.               BGGH Opinion                                    ss. 7.4(v)
--------------------------------------------------------------------------------------------------------------------------
           14.               HSR Certificate                                 ss. 7.4(vi)
--------------------------------------------------------------------------------------------------------------------------
           15.               DGNB Payoff Statement                           ss. 7.4(vii)
--------------------------------------------------------------------------------------------------------------------------
           16.               Schedule re Subscribers                         ss. 7.4(ix)
--------------------------------------------------------------------------------------------------------------------------
           17.               Sublease                                        ss. 7.8
--------------------------------------------------------------------------------------------------------------------------

                                      "A-1"


==========================================================================================================================
                                                                                  Contract
          Number                     Item                                         Reference
==========================================================================================================================
--------------------------------------------------------------------------------------------------------------------------
           18.               NRTC Compliance                                 ss. 7.9
                             Certificate
--------------------------------------------------------------------------------------------------------------------------
           19.               Dealer Arrangement                              ss. 7.10
                             Terminations
--------------------------------------------------------------------------------------------------------------------------
           20.               Buyer's Certificate                           ss.ss.8.1 and 8.2
--------------------------------------------------------------------------------------------------------------------------
           21.               Assumption Agreement                            ss.ss. 8.4(ii)
--------------------------------------------------------------------------------------------------------------------------
           22.               Lodge Opinion                                   ss.ss. 8.4(iii)
--------------------------------------------------------------------------------------------------------------------------
           23.               Closing Statement                               ss. 2.2
--------------------------------------------------------------------------------------------------------------------------
           24.               Updated Schedules                               ss. 5.8
--------------------------------------------------------------------------------------------------------------------------
           25.               Good Standing
                             Certificate of
                             ClearVision, Inc.
--------------------------------------------------------------------------------------------------------------------------
           26.               Secretary's Certificate
                             of ClearVision, Inc.,
                             as to incumbency &
                             authority, accompanied
                             by authorizing
                             resolutions
--------------------------------------------------------------------------------------------------------------------------
           27.               Good Standing
                             Certificates of Pegasus
                             Communications Corp. &
                             Pegasus Satellite
                             Television of MS, Inc.
--------------------------------------------------------------------------------------------------------------------------
           28.               Secretary's
                             Certificates of Pegasus
                             Communications Corp. &
                             Pegasus Satellite
                             Television of MS, Inc.,
                             as to incumbency &
                             authority, accompanied
                             by authorizing
                             resolutions
--------------------------------------------------------------------------------------------------------------------------
           29.               Assignment of Asset
                             Purchase Agreement from
                             Pegasus Communications
                             Corp. & Pegasus
                             Satellite Television of
                             MS, Inc.
--------------------------------------------------------------------------------------------------------------------------

                                      "A-2"


==========================================================================================================================
                                                                                  Contract
          Number                     Item                                         Reference
==========================================================================================================================
--------------------------------------------------------------------------------------------------------------------------
           30.               Wire Transfer
                             Instructions from
                             ClearVision, Inc.
==========================================================================================================================

                               Post-Closing Items

==========================================================================================================================
                                                               Contract
    Number                     Item                            Reference         Due Date            Responsibility
==========================================================================================================================
      1.         Current Liabilities                             ss.2.4          45 days             Pegasus
                 Adjustment
--------------------------------------------------------------------------------------------------------------------------
      2.         Operating Adjustment                            ss.2.5          60 days             Pegasus
--------------------------------------------------------------------------------------------------------------------------
      3.         Audit Report                                    ss.9.6          45 days             Poole
--------------------------------------------------------------------------------------------------------------------------
      4.         Monthly Financials                              ss.9.6          60 days             Poole
--------------------------------------------------------------------------------------------------------------------------
      5.         Commissions Owned to                            ss.9.9          180 days            Pegasus
                 ClearVision
==========================================================================================================================


                                      "A-3"